Exhibit 99.2

Medallia Announces Pricing of Offering of $500 Million of Convertible Senior Notes

SAN FRANCISCO, Calif. – September 15, 2020 – Medallia, Inc. (“Medallia”) (NYSE:MDLA) today announced the pricing of $500 million aggregate principal amount of Convertible Senior Notes due 2025 (the “notes”) in a private offering (the “offering”) to persons reasonably believed to be qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”). Medallia also granted the initial purchasers of the notes a 13-day option to purchase up to an additional $75 million aggregate principal amount of the notes. The sale of the notes to the initial purchasers is expected to settle on September 18, 2020, subject to customary closing conditions, and is expected to result in $485.3 million in net proceeds to Medallia after deducting the initial purchasers’ discount and estimated offering expenses payable by Medallia (assuming no exercise of the initial purchasers’ option to purchase additional notes).

The notes will be senior, unsecured obligations of Medallia. The notes will bear interest at a rate of 0.125% per year. Interest will be payable semi-annually in arrears on March 15 and September 15 of each year, beginning on March 15, 2021. The notes will mature on September 15, 2025, unless earlier redeemed, repurchased or converted. Medallia may not redeem the notes prior to September 20, 2023. Medallia may redeem for cash all or any portion of the notes, at its option, on or after September 20, 2023, if the last reported sale price of Medallia’s common stock has been at least 130% of the conversion price then in effect for at least 20 trading days (whether or not consecutive), during any 30 consecutive trading day period (including the last trading day of such period) ending on and including the trading day preceding the date on which Medallia provides notice of redemption at a redemption price equal to 100% of the principal amount of the notes to be redeemed, plus any accrued and unpaid interest to, but excluding, the redemption date. No sinking fund is provided for the notes, which means that Medallia is not required to redeem or retire the notes periodically.

Holders of the notes will have the right to require Medallia to repurchase all or a portion of their notes upon the occurrence of a fundamental change (as defined in the indenture governing the notes) at a purchase price of 100% of their principal amount plus any accrued and unpaid interest. In connection with certain corporate events or if the Company calls any notes for redemption, the Company will, under certain circumstances, increase the conversion rate for noteholders who elect to convert their notes in connection with any such corporate event or convert their notes called for redemption (unless Medallia permits all notes to convert in connection with any partial redemption).

The notes will be convertible at an initial conversion rate of 25.4113 shares of Medallia’s common stock, per $1,000 principal amount of notes (equivalent to an initial conversion price of approximately $39.35 per share, which represents a conversion premium of approximately 35.0% to the last reported sale price of $29.15 per share of Medallia’s common stock on The New York Stock Exchange on September 15, 2020).

Prior to the close of business on the business day immediately preceding June 15, 2025, the notes will be convertible at the option of the noteholders only upon the satisfaction of specified conditions and during certain periods. On or after June 15, 2025 until the close of business on the second scheduled trading day preceding the maturity date, the notes will be convertible at the option of the noteholders at any time regardless of these conditions. Conversions of the notes will be settled in cash, shares of Medallia’s common stock, or a combination thereof, at Medallia’s election.

In connection with the pricing of the notes, Medallia entered into privately negotiated capped call transactions with certain of the initial purchasers or their respective affiliates and other financial institutions (the “option counterparties”). The capped call transactions will cover, subject to anti-dilution adjustments, the number of shares of common stock underlying the notes sold in the offering. The capped call transactions are expected generally to reduce potential dilution to Medallia’s common stock upon any conversion of notes and/or offset any cash payments Medallia is required to make in excess of the principal amount of converted notes, as the case may be, with such reduction and/or offset subject to a cap. The cap price of the capped call transactions will initially be $58.30 per share, which represents a premium of 100% over the last reported sale price of Medallia’s common stock of $29.15 per share on The New York Stock Exchange on September 15, 2020, and is subject to certain adjustments under the terms of the capped call transactions.

Medallia has been advised that, in connection with establishing their initial hedges of the capped call transactions, the option counterparties or their respective affiliates expect to purchase shares of Medallia’s common stock and/or enter into various derivative transactions with respect to the common stock concurrently with or shortly after the pricing of the notes. This activity could increase (or reduce the size of any decrease in) the market price of the common stock or the notes at that time. In addition, the option counterparties or their respective affiliates may modify their hedge positions by entering into or unwinding various derivatives with respect to the common stock and/or purchasing or selling the common stock or other securities of Medallia in secondary market transactions from time to time prior to the maturity of the notes (and are likely to do so following any conversion, repurchase or redemption of the notes, to the extent Medallia exercises the relevant election under the capped call transactions). This activity could also cause or avoid an increase or a decrease in the market price of the common stock or the notes, which could affect the ability of noteholders to convert the notes and, to the extent the activity occurs following a conversion or during any observation period related to a conversion of notes, it could affect the number of shares and value of the consideration that noteholders will receive upon conversion of the notes.

Medallia intends to use $53.8 million of the net proceeds from the offering to pay the cost of the capped call transactions described above. If the initial purchasers exercise their option to purchase additional notes, Medallia expects to use a portion of the net proceeds from the sale of such additional notes to enter into additional capped call transactions with the option counterparties. Medallia intends to use the remainder of the net proceeds of the offering for general corporate purposes, which may include working capital, capital expenditures, and potential acquisitions and strategic transactions. However, it has not designated any specific uses for such remainder of the net proceeds and has no current agreements with respect to any material acquisition or strategic transactions.

The notes are being offered only to persons reasonably believed to be qualified institutional buyers pursuant to Rule 144A under the Securities Act. Neither the notes nor the shares of Medallia’s common stock potentially issuable upon conversion of the notes, if any, have been, or will be, registered under the Securities Act or the securities laws of any other jurisdiction, and unless so registered, may not be offered or sold in the United States except pursuant to an applicable exemption from such registration requirements.

This announcement is neither an offer to sell nor a solicitation of an offer to buy any securities and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offer, solicitation or sale is unlawful.

Forward-Looking Statements

This press release includes “forward-looking statements,” including, but not limited to, whether Medallia will be able to consummate the offering, the final terms of the offering and the capped call transactions, prevailing market conditions, the anticipated use of net proceeds of the offering of the notes. Forward-looking statements are subject to known and unknown risks and uncertainties, and are based on assumptions that may prove to be incorrect, which could cause actual results to differ materially from those expected or implied by the forward-looking statements. All forward-looking statements are subject to other risks detailed in our Quarterly Report on Form 10-Q for the quarter ended July 31, 2020, filed with the Securities and Exchange Commission, and in other filings we make with the Securities and Exchange Commission from time to time. All forward-looking statements in this press release are based on information available to Medallia as of the date hereof, and we undertake no obligation to update these forward-looking statements, except as required by law.

Contacts

Investor Relations:

Carolyn Bass

ir@medallia.com

PR Contact:

Valerie Beaudett

press@medallia.com

+1 (650) 400-7833